Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL CORPORATION:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 2, 2009
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2009 FINANCIAL RESULTS
SOUTHFIELD, MI — November 2, 2009 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the third quarter and nine months ended September 30, 2009.
Highlights for the third quarter 2009 include:
•	Gross written premium growth of 6.2 percent

•	Net income of $15.6 million, or $0.89 per diluted share

•	Operating net income of $6.8 million, or $0.39 per diluted share

•	Book value per share of $17.90, an increase of 22.0 percent from December 31, 2008

•	Commission and fee income growth of 56.5 percent

•	Net investment income growth of 35.3 percent

•	Repurchase of 413,665 shares of common stock for $5.4 million at an average cost of $13.06 per share

•	Authorization of a new Share Repurchase Program for up to 1,000,000 shares

•	Second consecutive quarterly dividend of $0.025 per share
“We are pleased with another solid quarter,” said Richard H. Smith, Chairman, President and Chief Executive Officer. “Our new initiatives resulted in gross written premium growth of 6.2 percent, while we maintained underwriting discipline as demonstrated by our underwriting results. Our continued positive investment performance and underwriting results contributed to a 22.0 percent increase in book value per share to $17.90 since year end,” continued Smith.
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Net income for the third quarter of 2009 was $15.6 million compared to $0.1 million for the same period of 2008. Net income for the first nine months of 2009 was $35.9 million compared to $38.5 million for the same period of 2008. Net income for the nine months ended September 30, 2008 included $23.1 million of income from discontinued operations, which includes a gain on the sale of ARPCO of $20.9 million. Operating net income for the third quarter of 2009 was $6.8 million compared to $7.4 million for the same period of 2008. Operating net income for the first nine months of 2009 was $19.6 million compared to $23.5 million for the same period of 2008.
For the three months ended September 30, 2009, gross written premiums were $81.8 million, a 6.2 percent increase from the gross written premiums during the same period in 2008. For the nine months ended September 30, 2009, gross written premiums were $242.2 million, a 1.7 percent increase from the gross written premiums during the same period in 2008.
Net earned premiums during the three months ended September 30, 2009 were $51.5 million, a 4.9 percent increase from the same period of 2008. For the nine months ended September 30, 2009, net earned premiums were $155.5 million, a 11.7 percent increase from the same period in 2008.
Net investment income earned during the three months ended September 30, 2009 was $7.5 million, up 35.3 percent from the same period of 2008. Net investment income earned during the nine months ended September 30, 2009 was $21.1 million, up 35.0 percent from the same period of 2008.
Net realized gains on investments during the three months ended September 30, 2009 were $13.8 million compared to net realized losses on investments of $7.1 million during the same period of 2008. Net realized gains on investments during the nine months ended September 30, 2009 were $25.2 million compared to net realized losses on investments of $8.7 million during the same period of 2008. The net realized gains for the three and nine months ended September 30, 2009 included mark-to-market adjustments of $12.4 million and $21.1 million, respectively, on the Company’s convertible securities portfolio, high yield convertible fund and structured finance fund. Other-than-temporary impairment losses on investments during the three months ended September 30, 2009 were $0.3 million compared to other-than-temporary impairment losses on investments of $3.5 million during the same period of 2008. Other-than-temporary impairment losses on investments during the nine months ended September 30, 2009 were $0.4 million compared to other-than-temporary impairment losses on investments of $3.7 million during the same period of 2008. In addition, the Company recorded $18.2 million of pretax net unrealized gains on its available for sale investment portfolio during the three months ended September 30, 2009. The Company recorded $32.5 million of pretax net unrealized gains on its available for sale investment portfolio during the nine months ended September 30, 2009.
Total operating revenues for the three months ended September 30, 2009 increased 63.8 percent to $80.0 million compared to $48.8 million for the same period of 2008. Total operating revenues for the nine months ended September 30, 2009 increased 42.3 percent to $225.3 million compared to $158.3 million for the same period of 2008.
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The combined ratio for the three months ended September 30, 2009 was 92.5 percent compared to 86.3 percent for the same period of 2008. The combined ratio for the three months ended September 30, 2009 includes a loss ratio of 58.9 percent and an expense ratio of 33.6 percent. These compare to a loss ratio of 56.1 percent and an expense ratio of 30.2 percent for the comparable period in 2008. The combined ratio for the nine months ended September 30, 2009 was 93.5 percent compared to 82.0 percent for the same period of 2008. The combined ratio for the nine months ended September 30, 2009 includes a loss ratio of 61.9 percent and an expense ratio of 31.6 percent. These compare to a loss ratio of 55.1 percent and an expense ratio of 26.9 percent for the comparable period in 2008.
The higher than anticipated property losses the Company experienced during the three months ended June 30, 2009 did not recur during the three months ended September 30, 2009. The Company’s property underwriting results for the nine months ended September 30, 2009 include the previously disclosed $2.4 million, or $0.09 per diluted share, net of taxes, of storm losses and $5.2 million, or $0.19 per diluted share, net of taxes, of higher than expected commercial property fires and other losses and loss adjustment expenses recorded during the second quarter of 2009. During the three and nine months ended September 30, 2008, the Company recorded $2.9 million of net losses from Hurricane Ike.
During the three months ended September 30, 2009, there was $1.3 million, or $0.05 per diluted share, net of taxes, of favorable development of prior years’ loss and loss adjustment expense reserves. For the nine months ended September 30, 2009, there was $5.7 million, or $0.21 per diluted share, net of taxes, of favorable development of prior years’ loss and loss adjustment expense reserves. For the three and nine months ended September 30, 2008, there was $4.8 million of favorable development of prior years’ loss and loss adjustment expense reserves.
During the three months ended September 30, 2009, the Company repurchased 413,665 shares of common stock for $5.4 million at an average cost of $13.06 per share. During the nine months ended September 30, 2009, the Company repurchased 801,423 shares of common stock for $10.5 million at an average cost of $13.09 per share. The Company fulfilled 100 percent of the authorization under the Company’s August 2008 Share Repurchase Program. On August 20, 2009, the Company’s Board of Directors approved a new Share Repurchase Program to repurchase up to 1,000,000 shares of outstanding common stock through August 20, 2010. As of September 30, 2009, the Company has not repurchased any shares under the new authorization.
The Company paid a quarterly cash dividend of $0.025 per share on September 30, 2009. This represents the Company’s second consecutive quarterly dividend.
Smith concluded, “We believe we have good visibility on the fourth quarter given the normalizing of our property results. As such, we are narrowing the range of our guidance of operating net income per diluted share from between $1.30 to $1.60 to between $1.45 to $1.55 for the full year 2009.”
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Conference Call Details
The Company will host a conference call on November 3, 2009 at 11:00 a.m. Eastern Time to discuss third quarter results. The call can be accessed live by dialing 888-219-1420 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 888-203-1112, passcode 5117848, which will be available through November 10, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages. During the Company’s 36 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks. Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.
Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, other-than-temporary impairment losses on investments, the change in fair value of derivative instruments, income from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or
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claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our estimates for accrued profit sharing commissions are based on loss ratio performance and could be reduced if the underlying loss ratios deteriorate; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$51,512	$49,092	$155,539	$139,222
Commissions and fees	7,445	4,757	23,916	15,896
Net investment income	7,540	5,571	21,105	15,635
Net realized gains (losses) on investments	13,766	(7,128)	25,204	(8,714)
Other-than-temporary impairment losses on investments	(292)	(3,476)	(426)	(3,701)

Total Operating Revenues	79,971	48,816	225,338	158,338

Operating Expenses
Losses and loss adjustment expenses, net	30,345	27,537	96,301	76,713
Amortization of deferred acquisition expenses	13,960	10,798	40,889	28,107
Underwriting, agency and other expenses	10,169	8,999	28,919	26,599
Amortization of intangible assets	559	553	1,709	1,466

Total Operating Expenses	55,033	47,887	167,818	132,885

Operating Income	24,938	929	57,520	25,453
Interest Expense	1,446	1,440	4,278	4,380
Change in Fair Value of Derivative Instruments	(171)	(64)	(401)	110

Income (Loss) from Continuing Operations Before Income Taxes	23,663	(447)	53,643	20,963
Income Taxes	8,018	(948)	17,707	5,592

Income from Continuing Operations	15,645	501	35,936	15,371
Income (Loss) from Discontinued Operations, Net of Income Taxes	—	(447)	—	23,106

Net Income	$15,645	$54	$35,936	$38,477

Basic Net Income Per Share:
Income from Continuing Operations	$0.90	$0.03	$2.03	$0.84
Income (Loss) from Discontinued Operations	—	(0.02)	—	1.27

Total	$0.90	$0.01	$2.03	$2.11

Diluted Net Income Per Share:
Income from Continuing Operations	$0.89	$0.03	$1.99	$0.82
Income (Loss) from Discontinued Operations	—	(0.02)	—	1.23

Total	$0.89	$0.01	$1.99	$2.05

Weighted Average Shares Outstanding:
Basic	17,144,077	18,206,904	17,537,754	18,190,915

Diluted	17,486,020	18,726,246	17,877,126	18,778,070

GAAP Underwriting Ratios:
Loss ratio	58.9%	56.1%	61.9%	55.1%
Expense ratio	33.6%	30.2%	31.6%	26.9%

Combined ratio	92.5%	86.3%	93.5%	82.0%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2009	2008
	(Dollars in thousands,
	except share and per share data)

ASSETS

Investments
Debt securities	$631,033	$495,799
Equity securities and other	32,224	15,089
Short-term	10,754	32,142

Total Investments	674,011	543,030
Cash and cash equivalents	16,205	31,833
Premiums and reinsurance balances receivable	52,468	56,398
Accrued investment income	5,940	5,400
Accrued profit sharing commissions	13,841	11,315
Reinsurance recoverable on paid and unpaid losses	167,802	135,617
Prepaid reinsurance premiums	59,784	48,921
Deferred acquisition costs	26,310	27,369
Intangible assets, net of accumulated amortization	37,642	39,351
Goodwill	25,483	25,483
Deferred federal income taxes	—	2,161
Other assets	23,771	16,775

Total Assets	$1,103,257	$943,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$448,265	$372,721
Unearned premium reserves	150,655	147,849
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	67,093	49,419
Premiums payable to insurance companies	31,363	27,831
Reinsurance payable on paid losses	1,179	1,167
Deferred federal income taxes	14,504	—
Accounts payable, accrued expenses, and other liabilities	15,713	16,016

Total Liabilities	795,785	682,016

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 17,174,906 and 17,836,337 shares	172	178
Paid-in-capital	153,752	161,957
Accumulated other comprehensive income (loss)	16,306	(3,027)
Retained earnings	139,090	103,028
Treasury stock; 130,600 and 33,600 shares	(1,848)	(499)

Total Stockholders’ Equity	307,472	261,637

Total Liabilities and Stockholders’ Equity	$1,103,257	$943,653

Book Value Per Share	$17.90	$14.67

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)
Gross Written Premiums:
Security	$14,991	$15,004	$43,835	$49,864
Specialty	30,053	33,566	90,887	111,000
Contract Underwriting	15,336	15,290	48,745	47,092
FM Emerald	13,024	11,294	43,613	25,268
Professional Liability	6,094	—	8,491	—
Hospitality	99	—	99	—
AUIC	2,211	1,845	6,537	4,895

Gross written premiums	$81,808	$76,999	$242,207	$238,119

Net Written Premiums:
Security	$9,487	$10,405	$28,346	$35,985
Specialty	19,758	23,922	59,824	82,332
Contract Underwriting	8,555	7,929	32,166	27,276
FM Emerald	3,898	5,445	18,858	9,803
Professional Liability	2,349	—	3,794	—
Hospitality	67	—	67	—
AUIC	2,211	1,845	6,537	4,895

Net written premiums	$46,325	$49,546	$149,592	$160,291

Commissions and Fees:
Insurance underwriting commissions and fees	$1,272	$(619)	$3,989	$2,136
Insurance services commissions and fees	6,173	5,376	19,927	13,760

Total commissions and fees	$7,445	$4,757	$23,916	$15,896

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$7,531	$33,089	$66,606	$91,712
Net cash provided by (used in) operating activities — discontinued operations	—	(447)	—	1,928
Net cash used in investing activities — continuing operations	(11,507)	(27,614)	(72,513)	(128,185)
Net cash provided by investing activities — discontinued operations	—	—	—	41,830
Net cash used in financing activities	(3,393)	(3,223)	(9,721)	(3,122)

Net increase (decrease) in cash and cash equivalents	$(7,369)	$1,805	$(15,628)	$4,163

Operating Net Income: (1)
Net Income	$15,645	$54	$35,936	$38,477
Adjust for Net realized gains and losses on investments, net of tax	(8,948)	4,633	(16,383)	5,664
Adjust for Other-than-temporary impairment losses on investments, net of tax	190	2,260	277	2,406
Adjust for Change in fair value of derivative instruments, net of tax	(111)	(42)	(261)	72
Adjust for Discontinued operations, net of tax	—	447	—	(23,106)

Operating net income	$6,776	$7,352	$19,569	$23,513

Operating Net Income Per Share: (1)
Diluted	$0.39	$0.39	$1.09	$1.25

FOOTNOTES

(1)	See discussion of use of non-GAAP financial measures above.
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